UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2019 (the “Effective Date”), Camber Energy, Inc. (the “Company”, “we” and “us”), entered into, and closed the transactions contemplated by, a Preferred Stock Redemption Agreement (the “Redemption Agreement” and the redemption contemplated thereby, the “Redemption”), by and between the Company, Lineal Star Holdings, LLC, the Company’s wholly-owned subsidiary at the time of the entry into the Redemption Agreement (“Lineal”), Lineal’s wholly-owned subsidiaries, and the holders of the Company’s Series E Redeemable Convertible Preferred Stock (“Series E Preferred Stock”) and Series F Redeemable Preferred Stock (“Series F Preferred Stock”, and the holders of the Series E Preferred Stock and Series F Preferred Stock, the “Preferred Holders”).

As previously disclosed in the Current Report on Form 8-K/A filed by the Company with the Securities and Exchange Commission on July 10, 2019 (the “July 2019 Form 8-K/A”), effective on July 9, 2019, the Company had acquired 100% ownership of Lineal from the Preferred Holders, then members of Lineal, in consideration for 1,000,000 shares of Series E Preferred Stock and 16,750 shares of Series F Preferred Stock, pursuant to the terms of an Agreement and Plan of Merger entered into on July 9, 2019 (the “Merger”).

The certificate of designations providing for the rights and preferences of the Series E Preferred Stock and Series F Preferred Stock allowed for certain rights of the Preferred Holders, including, in certain cases, the redemption, at the option of the Preferred Holders, of all shares of Series E Preferred Stock and Series F Preferred Stock, for 100% of the outstanding interests of Lineal held by the Company.

Pursuant to the Redemption Agreement, the parties thereto mutually agreed to unwind the Merger and allow for the redemption in full of Lineal by the Preferred Holders. The mutual determination to move forward with such redemption transaction was due partially to the fact that the parties have, since the date of the Merger, been, for various reasons, unable to complete a further acquisition or combination which would allow the post-Merger combined company to meet the initial listing standards of the NYSE American. This was a requirement to the Company having to seek shareholder approval for the terms of the Series E Preferred Stock (including the voting rights (i.e., the right, together with the Series F Preferred Stock, to vote 80% of the Company’s voting shares) and conversion rights (i.e., the right to convert into between 67-70% of the Company’s post-shareholder approval capitalization) associated therewith). Consequently, and because no definitive timeline was able to be established for when the Company believed it would meet the NYSE American initial listing standards and consequently, when shareholder approval would be sought or received for the terms of the Series E Preferred Stock and Series F Preferred Stock, the Preferred Holders and the Company determined it was in their mutual best interests to unwind the Merger by way of the Redemption.

Pursuant to the Redemption Agreement, effective as of December 31, 2019, each holder of Series E Preferred Stock transferred such Series E Preferred Stock to Camber in consideration for their pro rata share (except as discussed below in connection with the Series F Preferred Stock holder, who was also a holder of Series E Preferred Stock) of 100% of the Common Shares of Lineal and the holder of the Series F Preferred Stock transferred such Series F Preferred Stock (and such Series E Preferred Stock shares held by such holder) to Camber in consideration for 100% of the Preferred Shares of Lineal and as a result, ownership of 100% of Lineal was transferred back to the Preferred Holders, the original owners of Lineal prior to the Merger. Additionally, all of the Series E Preferred Stock and Series F Preferred Stock of the Company was automatically cancelled and deemed redeemed by Camber and the Series F Holder waived and forgave any and all accrued dividends on the Series F Preferred Stock. The Series E Preferred Stock and Series F Preferred Stock is described in greater detail in the July 2019 Form 8-K/A.

The Redemption Agreement also provided for (a) the entry by Lineal and the Company into a new promissory note in the amount of $1,539,719, evidencing the repayment of a promissory note in the original amount of $1,050,000 provided by Lineal to Camber at the time of the closing of the Merger, together with additional amounts loaned by Camber to Lineal through December 31, 2019 (the “New Note”); (b) the loan by the Company to Lineal of an additional $800,000, which was evidenced by a promissory note in the amount of $800,000, entered into by Lineal in favor of the Company on December 31, 2019 (“Note No. 2”); and (c) the termination of the prior Plan of Merger and Funding and Loan Agreement entered into in connection therewith (pursuant to which all funds previously held in a segregated account for future Lineal acquisitions, less amounts loaned pursuant to Note No. 2, were released back to the Company).

The Redemption Agreement also requires the Company to obtain a tail directors and officers liability insurance policy for six years following the effective date of the Redemption, which must be in place prior to December 31, 2020 and provides for (i) mutual general releases by (a) Lineal, its subsidiaries, and each Preferred Holder, subject to certain limited exceptions in the event of a third-party claim and (b) the Company; (ii) non-disparagement and confidentiality obligations of the parties and (iii) indemnification obligations, each as described in greater detail in the Redemption Agreement.

The New Note, issued by Lineal as borrower, in the amount of $1,539,719, accrues interest, payable quarterly in arrears, beginning on March 31, 2020, at 10% per annum (18% upon the occurrence of an event of default), and continuing until December 31, 2021, when all interest and principal is due. The New Note contains a provision whereby payments of principal and interest owed under the note are suspended and interest does not accrue if the Company fails to pay certain indemnification obligations under the Redemption Agreement, and if such amounts continue unpaid for 30 days, then the amount of principal and interest due under the note is offset by the amount of such unpaid obligations. The New Note contains standard and customary events of default, including cross-defaults with Note No. 2, and if a change of control of Lineal occurs (as described in the New Note) which is not pre-approved by the Company.

Note No. 2, issued by Lineal as borrower, in the amount of $800,000, accrues interest, payable quarterly in arrears, beginning on March 31, 2020, at 8% per annum (18% upon the occurrence of an event of default), and continuing until December 31, 2021, when all interest and principal is due. The New Note contains a provision whereby payments of principal and interest owed under the note are suspended and interest does not accrue if the Company fails to pay certain indemnification obligations under the Redemption Agreement, and if such amounts continue unpaid for 30 days then the amount of principal and interest due under the note is offset by the amount of such unpaid obligations (provided there is only one offset under either of the New Note and Note No. 2, with priority being given to the New Note). The New Note contains standard and customary events of default, including cross-defaults with the New Note, if a change of control of Lineal occurs (as described in the New Note) which is not pre-approved by the Company or if Lineal distributes cash or other assets to its members, other than amounts to cover taxes of the members, as described in greater detail in the New Note.

The result of the Redemption was to effectively unwind the Merger, effective as of December 31, 2019.

* * * * *

The foregoing descriptions of the Redemption Agreement, New Note and Note No. 2 do not purport to be complete and are qualified in their entirety by reference to the Redemption Agreement, New Note and Note No. 2, copies of which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

A consequence of the Redemption is that the (a) Security Exchange Agreement dated July 8, 2019 (the “Exchange Agreement”), by and between the Company and Discover Growth Fund LLC (“Discover”); and (b) Termination Agreement dated July 8, 2019, by and between the Company and Discover Growth Fund (“Discover Growth”), which were to affect, among other things, the exchange of the outstanding shares of Series C Redeemable Convertible Preferred Stock of the Company held by Discover for shares of Series D Convertible Preferred Stock, and terminate certain agreements and understandings with Discover Growth (the “Discover Growth Agreements”), respectively, which would have resulted in the number of shares of common stock issuable to Discover upon conversion of the Series D Convertible Preferred Stock being reduced and fixed, are effectively automatically terminated and of no force and effect. As such, Discover and Discover Growth will continue to hold shares of Series C Redeemable Convertible Preferred Stock which are convertible into a significant number of shares of the Company’s common stock pursuant to their terms (as described in greater detail in the Company’s last Quarterly Report on Form 10-Q) and the Company will continue to have obligations under the Discover Growth Agreements, pursuant to their original stated terms.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information and disclosures in Item 1.01 above relating to the Redemption Agreement and the Redemption, are incorporated by reference in this Item 2.01 in their entirety.

Item 8.01	Other Events.

On January 3, 2020, the Company filed a press release announcing the Redemption. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

As of December 31, 2019, the Company had 4,709,167 shares of common stock issued and outstanding. The increase in our outstanding shares of common stock from the date of the Company’s October 29, 2019, 1-for-50 reverse stock split (after which the Company had approximately 1.5 million shares of common stock issued and outstanding), is due to conversions of shares of Series C Preferred Stock of the Company into common stock, and conversion premiums due thereon, which are payable in shares of common stock, pursuant to the designation of such Series C Preferred Stock, at a current conversion price of $0.001 per share. The conversions are in the sole discretion of the Series C Preferred Stock holders (Discover and Discover Growth).

As a result of the above, and the decrease in authorized shares of common stock of the Company which was affected in connection with the October 29, 2019 reverse stock split (which decreased the Company’s total authorized common stock in the same ratio as the reverse split of our outstanding common stock, to 5 million shares), as of December 31, 2019, the Company had only 290,833 shares of common stock available for future issuances. Because the Series C Preferred Stock converts pursuant to its terms into significantly more shares of common stock than are currently available for future issuance, and because the holders of the Series C Preferred Stock have been requesting conversions (and/or issuances of shares held in abeyance following prior conversions) almost every trading day, we anticipate running out of authorized but unissued shares of common stock within the next few weeks at which time there will be 5,000,000 issued and outstanding shares of common stock. At such time as we run out of authorized but unissued shares of common stock, the dilution to common shareholders which has historically been caused by conversions of Series C Preferred Stock will cease, and the number of outstanding shares of common stock will be fixed, until such time in the future as the Company requests, and receives, shareholder approval for an increase in the total number of authorized shares of common stock.

Notwithstanding the above, we also anticipate that when we reach the limit of our authorized common stock it may negatively affect our ability to undertake transactions which may be accretive to shareholder value. For example, until such time as our authorized shares of common stock are increased (which will require shareholder approval at an annual or special meeting of shareholders), we will not be able to issue any shares of common stock upon the conversion of outstanding preferred stock and we will not be able to use our common stock as consideration for any acquisitions or combination transactions. Furthermore, we may not be able to sell equity or convertible debt to raise funding, or issue share based compensation to officers, directors, employees or consultants.

Item 9.01	Financial Statements and Exhibits.

(b)

Pro Forma Financial Information

To be filed by amendment, no later than four (4) business days after the Effective Date.

(d)

Exhibits.

Exhibit Number	Description of Exhibit
2.1	Preferred Stock Redemption Agreement dated December 31, 2019, by and among Camber Energy, Inc., Lineal Star Holdings LLC, Lineal Industries Inc., Lineal Star, Incorporated and each of the holders of the Series E Redeemable Convertible Preferred Stock and Series F Redeemable Preferred Stock of Camber
10.1	$1,539,719 Promissory Note effective December 31, 2019, evidencing amounts owed by Lineal Star Holdings, LLC to Camber Energy, Inc.
10.2	$800,000 Promissory Note No. 2 effective December 31, 2019, evidencing amounts owed by Lineal Star Holdings, LLC to Camber Energy, Inc.
99.1	Press Release dated January 3, 2020
99.2*	Unaudited Pro Forma Financial Information of Camber Energy, Inc.

* To be filed by amendment, no later than four (4) business days after the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: January 3, 2020

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Preferred Stock Redemption Agreement dated December 31, 2019, by and among Camber Energy, Inc., Lineal Star Holdings LLC, Lineal Industries Inc., Lineal Star, Incorporated and each of the holders of the Series E Redeemable Convertible Preferred Stock and Series F Redeemable Preferred Stock of Camber
10.1	$1,539,719 Promissory Note effective December 31, 2019, evidencing amounts owed by Lineal Star Holdings, LLC to Camber Energy, Inc.
10.2	$800,000 Promissory Note No. 2 effective December 31, 2019, evidencing amounts owed by Lineal Star Holdings, LLC to Camber Energy, Inc.
99.1	Press Release dated January 3, 2020
99.2*	Unaudited Pro Forma Financial Information of Camber Energy, Inc.

* To be filed by amendment, no later than four (4) business days after the Effective Date.